Exhibit 99.1
Ensco International Incorporated 500 North Akard Suite 4300 Dallas, TX 75201-3331 Phone: (214) 397-3000 www.enscointernational.com	News Release

Ensco International Updates Prior Outlook

September 4, 2009 -- Ensco International Incorporated (NYSE: ESV) reported today that it is updating its outlook provided on July 23, 2009 during its conference call for second quarter 2009 results. A transcript of the conference call may be found at www.enscointernational.com in the Investors Section.

Earlier projections for third quarter and full year 2009 will be negatively influenced by non-routine downtime for the ENSCO 7500 and ENSCO 8500 ultra-deepwater semisubmersibles. Diluted earnings per share for third quarter 2009 are currently projected to be reduced by approximately $0.14 to $0.18 due to unanticipated incremental downtime and repairs required on these two rigs since the July 23, 2009 conference call. As a result, the revenue and contract drilling expense outlook provided for third quarter and full year 2009 during the July 23, 2009 conference call should be disregarded.

The outlook for 2010 deepwater segment revenue is unchanged. The Company projects 2010 deepwater segment revenue will be approximately $600 million.

Ensco International Incorporated (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. With a fleet of ultra-deepwater semisubmersible and premium jackup drilling rigs, Ensco serves customers with high-quality equipment, a well-trained workforce and a strong record of safety and reliability. To learn more about Ensco, please visit our website at www.enscointernational.com.

This news release contains forward-looking statements that are subject to a number of risks and uncertainties and are based on information as of the date of this report. We assume no obligation to update these statements based on information after the date of this report.

Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. The forward-looking statements include, but are not limited to, statements regarding the anticipated impact of unscheduled repairs and non-routine downtime, which may vary from current projections, future operations, including the projected commencement of ENSCO 8501 drilling operations, revised projected financial results, contributions from the deepwater expansion program, and statements or projections regarding future operation of rigs or completion of repairs thereof and the timing thereof.

Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including: (i) the accuracy of downtime estimates, other currently unanticipated repairs or events resulting in additional downtime, and the effectiveness and timing of repairs to be made to the rig fleet, industry conditions and competition, including changes in rig supply and demand or new technology, (ii) risks associated with the current global economic crisis and its impact on capital markets and liquidity, (iii) prices of oil and natural gas in general and the current depressed prices in particular and the impact of commodity prices upon future levels of drilling activity and expenditures, (iv) further declines in rig activity which may cause us to idle or stack additional rigs, (v) excess rig availability or supply resulting from delivery of new drilling rigs, (vi) heavy concentration of our rig fleet in premium jackups, (vii) cyclical nature of the industry, (viii) worldwide expenditures for oil and natural gas drilling, (ix) changes in the timing of revenue recognition resulting from the deferral of revenues payable by our customers (which are recognized over the contract term upon commencement of drilling operations) for mobilization of our drilling rigs, time waiting on weather or time in shipyards, (x) operational risks, including hazards created by severe storms and hurricanes, (xi) risks associated with offshore rig operations or rig relocations in general and in foreign jurisdictions in particular, (xii) renegotiation, nullification, cancellation or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (xiii) inability to collect receivables, (xiv) changes in the dates new contracts actually commence in general, and as respects ENSCO 8501 in particular, (xv) changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service, (xvi) risks inherent to domestic and foreign shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single foreign shipyard, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, (xvii) availability and cost of rig equipment and transport vessels to relocate rigs, (xviii) environmental or other liabilities, risks or losses, whether related to hurricane damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future and are not covered by insurance or indemnity in whole or in part, (xix) limited availability or high cost of property and liability insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris, (xx) self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season, (xxi) impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation as well as repeal or modification of same, (xxii) governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets, (xxiii) terrorism or military action impacting our operations, assets or financial performance, (xxiv) our ability to attract and retain skilled personnel and to control human resource costs (xxv) outcome of litigation, legal proceedings, investigations, insurance or other claims, (xxvi) adverse changes in foreign currency exchange rates, including their impact on the fair value measurement of our derivative financial instruments, (xxvii) potential long-lived asset or goodwill impairments, (xxviii) potential reduction in fair value of our auction rate securities, and (xxix) other risks as described from time to time as Risk Factors and otherwise in the Company's SEC filings.

Copies of such SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3045 or by referring to our website at www.enscointernational.com. All information in this news release is as of today. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

Sean O'Neill Vice President, Investor Relations 214-397-3011